EXHIBIT 10.8



-------------------------------------------------------------  [PURADYN(R) LOGO]

                    Puradyn Filter Technologies Incorporated
                        MASTER DISTRIBUTORSHIP AGREEMENT
                                  International

This Master Distributor Agreement ("Agreement"), is made and effective this 18th of February, 2008, by and between Puradyn Filter Technologies, Incorporated ("PFTI") or ("The Company"), whose principal address is at 2017 High Ridge Road, Boynton Beach, FL 33426 and Filter Solutions Ltd (FSL) (hereinafter referred to as "Master Distributor") having Principal offices at 33A Kingfisher Court, Hambridge Road, Newbury RG14 5SJ United Kingdom.

WHEREAS:

      A. The Manufacturer is in the business of designing, developing, manufacturing and marketing bypass oil refiners and filters under the trademark "puraDYN(R)" hereinafter referred to as the "PRODUCT".

      B.    The Manufacturer is the exclusive  licensee of Patents No. 5,591,330
            5,639,965   5,630,912   5,718,258   6,139,725  and  pending   patent
            applications.

      C. The Manufacturer has the right to grant to the Master Distributor the right to purchase and sell the product in the Service Territory (as defined herein);

      D. The Master Distributor warrants that it is now solvent and capable of acting as a Master Distributor within the Service territory; and

      E. The Master Distributor is desirous of purchasing and selling the Product in The Service Territory, and the Manufacturer is desirous of granting the Master Distributor, the right to do so upon the following terms and conditions; in consideration of the mutual promises and understandings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

PFTI desires to appoint Master Distributor, and Master Distributor desires to accept appointment as, a exclusive Master Distributor of PFTI's product as set forth herein.

The parties agree as follows:

1.    Rights Granted and Appointment

      A. PFTI hereby grants to Master Distributor an Exclusive RIGHT on the terms and conditions contained below to purchase inventory, promote and resell "PFTI Products" (as defined below) in United Kingdom, Mainland Europe and Ireland plus additional international territories on a case-by-case basis to (i) end-users with fleets of vehicles; (ii) users of hydraulic applications for manufacturing processes; and (iii) Distributors who market to end-users with fleets of vehicles and/or users of hydraulic applications for manufacturing processes (those persons identified in paragraph 1,B
            (i), (ii) and (iii) shall be collectively referred to as "Customers" and individually as a "Customer), subject to the terms and conditions set forth and stated in this Agreement and its attached exhibits. The Master Distributor hereby accepts such appointment and agrees to use its best efforts in the performance of such duties hereunder.

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      B.    Manufacturer agrees to forward all inquiries for sales and/or Master
            Distributors to the Master Distributor no matter what industry or market segment inquiry originate. Master Distributor will have ten
            (10) working days to respond to Manufacturer in regards to how inquiry will be handled. In the event that inquiry has not been adequately satisfied and Manufacturer receives third contact from said inquirer, Manufacturer will notify in writing the Master Distributor that the Manufacturer will handle the inquiry.

      C. The Manufacturer reserves the right to sell the Product directly to any U.S. Manufacturer of engines, vehicles, and other machinery as original equipment (hereinafter referred to as "OEM"). The OEM has the right to sell the Product through its dealer network.

      D. Master Distributors activities shall include, but not be limited to, building sales volume to existing accounts, identifying and developing new accounts, diligently promoting new products and/or services to Customers, identified by Master Distributor, providing any and all services necessary for the support of Customers in their channels of distribution, effectively communicate to Manufacturer all relevant information on the market, competition and Customers that could in any way impact Manufacturer's business, and monitor the creditworthiness of Customers in the Territory.

      E. Master Distributor shall not sell or deliver the Products outside the territory or to individuals it knows will transport the Products outside the Territory without first receiving written consent from one of Manufacturer's Officers. In addition, Master Distributor shall not, directly or indirectly engage in any of the following activities outside the Territory without, the prior written consent of Manufacturer in each case: advertise the Products; maintain warehouses for the Products; or seek Orders or engage in any other kind of sales promotion for the Products.

      F. The Master Distributor shall not sell, offer for sale, or act as sales agent for the solicitation of Orders for any products which are competitive with any of the Products without first receiving written authorization from Manufacturer.

      G. Installation must be performed and completed by a properly trained and authorized representative of the Company or Master Distributor.

2.    Products

      As used in this Agreement, the term "PFTI's Products" shall mean the products, related service parts and accessories manufactured and/or sold by PFTI as outlined in the PFTI price list, a copy of the most recent of which is attached.

3.    Term of Agreement

      This Master Distributor contract will have duration of five (5) years from the signing date provided Master Distributor has fulfilled his obligations hereunder. The contact will renew automatically, negotiated with minimum quantities, for an additional twelve (12) months on each anniversary date. This contract may be cancelled by either party with 30 days' written notice.

4.    Minimum Annual Purchases

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      The parties  agree that the Master  Distributor  shall  purchase  from the
      Manufacturer not less than US $600,000 through December 2008 from date of this contract and to be allocated approximately US$200,000 per quarter, beginning March 1, 2008. (As an example, if Master Distributor were to purchase US$ 250,000 in 2nd Quarter and US$ 250,000 during the 3rd Quarter, 4th Quarter purchases would have to be only US$ 100,000 to comply
      with   Agreement.)   (Reference   Exhibit   1   for   quarterly   purchase
      requirements.)

      A. Master Distributor agrees to sell US $600,000 of Product during the first 9 months beginning March 1, 2008.

      B. After the first 9 months, Master Distributor agrees to a minimum fifteen percent (15%) increase over the previous 12 months annual rata (of $800,000). This fifteen percent (15%) increase will apply to each successive 12 month calendar period:

                         2nd year   $  920,000   U.S. Dollars
                         3rd year   $1,058,000   U.S. Dollars

5.    Price and Terms of Sale

      A. Price of Products. Master Distributor shall purchase the Product at the prices set forth on the Price Schedule attached as Exhibit 2 (the "Price Schedule"). The Price Schedule does not include Master Distributor taxes, duties, licenses, excises and tariffs, which shall be paid by the Master Distributor.

      B. Change in price of Products. Manufacturer may, from time to time, change the Price Schedule in its sole discretion after providing Master Distributor with sixty (60) days written notice of such change.

      C. Payments Free of Taxes, Withholding, etc. Master Distributor shall pay any and all taxes and any other surcharges, fees, licenses and other amounts charged or payable in connection with the importation of the Products into, and the sale of Products within, the Territory.

      D. Payment Terms. The Master Distributor shall pay for the Product by wire transfer the purchase price prior to Manufacturer making the shipment available to Master Distributor EXW Manufacturer's shipping dock, Boynton Beach, Florida, or by Letter of Credit initially at 30 days after shipment and at some later period, 7 days after shipment.

      E. Carrier. The Carrier will be selected and shipment scheduled by PFTI, unless Master Distributor requests a reasonable alternative which does not negatively affect or delay shipment.

6.    Order Processing, Returns and Repurchase Option

      A. PFTI will employ its best efforts to fill Master Distributor's orders promptly on acceptance, but reserves the right to allot available inventories among Master Distributors at its discretion.

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      B.    PFTI will accept  returns of products that are defective at the time of sale to Master Distributor or prove defective during the warranty period. PFTI will also allow Master Distributor to return salable goods to The Company, but only within the policy established for returned goods, shown below.

7.    Financial Policies

      Master   Distributor   acknowledges  the  importance  to  PFTI  of  Master
      Distributor's sound financial operation and Master Distributor expressly agrees that it will:

      A. Maintain and employ in connection with Master Distributor's business and operations under this Agreement such working capital and net worth as may be required to enable Master Distributor properly and fully to carry out and perform all of Master Distributor's duties, obligations and responsibilities under this Agreement;

      B. Pay promptly all amounts due PFTI in accordance with terms of sale extended by PFTI; and

            Furnish PFTI with financial information and references in such form as PFTI may reasonably require from time-to-time for determination of credit worthiness.

      Shipments and contract may be suspended at PFTI's discretion in the event that Master Distributor fails to promptly and faithfully discharge any obligation in this Section.

8.    Use of PFTI's Name

      Master Distributor will not use, authorize or permit the use of, the name "Puradyn Filter Technologies Incorporated" or derivatives, or any other trademark or trade name owned by PFTI as part of its firm, corporate or business name in any way. Master Distributor shall not contest the right of PFTI to exclusive use of any trademark or trade name used or claimed by PFTI. Master Distributor may, subject to PFTI's written approval of same, utilize PFTI's name, trademarks or logos in advertising on stationery, business cards and signage.

9.    Termination

      A. Termination after Notice. This agreement may be terminated by either party in the event of a breach by the other party (or any of its Officers or Principals joining this agreement) of any of its obligations under this Agreement (other than those obligations set forth in paragraphs 9.C and 9.D, below, which may result in earlier termination) which has not been corrected by the breaching party within a period of thirty (30) days from the date on which written notice of termination is given. In such event, termination shall be effected by written notice of termination to the breaching party. Termination on such grounds shall not preclude the terminating party from taking recourse to any legal action or remedy to which it might be entitled.

      B. Immediate Termination without Notice. This agreement shall be deemed terminated immediately without notice upon the occurrence of any of the following events:

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                  1.    An  assignment  of all or a  substantial  portion of the
                        assets of the Master Distributor for the benefit of creditors;

                  2. The insolvency of Master Distributor (as defined in the Uniform Commercial Code);

                  3. The filing of a voluntary petition in bankruptcy by or against the other party;

                  4. The filing of any attachment, distraint, levy, execution, or judgment against Master Distributor, the filing of an involuntary petition under the provisions of the U.S. Bankruptcy Act, or similar act under the Master Distributor's local laws as amended, or any applications for the appointment of a receiver for Master Distributor's property, the filing of which remains unsatisfied and undischarged after the end of thirty (30) days after the occurrence of such event;

                  5. The filing of a petition for bankruptcy, receivership, suspension or payments or dissolution by or against the other party or any equivalent thereof under the national law of that party, which petition is not discharged within thirty (30) days thereafter.

      C. Immediate Termination By Either Party With Notice. This Agreement may be terminated with immediate effect by either party by written notice in the event of:

                  1. The occurrence of a "Force Majeure" as defined in paragraph 17.A hereof; and

                  2. Any representation made or furnished by the other party or any of its Officers or Principals who have joined in the execution of this Agreement being false or misleading in any material respect at the time it was made.

      D. Immediate Termination by Manufacturer. Moreover, this Agreement may be terminated by Manufacturer with immediate effect by written notice to Master Distributor in the event that:

                  1. Master Distributor is acquired by or becomes affiliated with a company which is or may potentially become a competitor of the Manufacturer or any of the Manufacturer's affiliates;

                  2. A change occurs of more than fifty percent (50%) or more in the direct or indirect voting control of Master Distributor;

                  3. Master Distributor's failure to meet any Budget set forth for any period listed in Exhibit 1, hereof;

                  4. Master Distributor's assignment, transfer, or attempted assignment or transfer, of the rights and privileges granted hereunder without the prior written consent of the Manufacturer;

                  5. Master Distributor fails to make timely payment to Manufacturer for amounts owed hereunder in accordance with the terms herein.

10.   Relationship of the Parties

      A. The relationship of the Master Distributor to the Manufacturer shall be that of an independent contractor. This Agreement does not in any way create the relationship of joint venture partnership, franchiser and franchisee or principal and agent between the Manufacturer and the Master Distributor, and it is not contemplated that the Manufacturer will render significant assistance or guidance to the Master Distributor in the management, promotion or operation of the Master Distributor's business.

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      B.    At  the  expiration  of  the  Term,  this  Agreement   automatically
            terminates and no further  relationship  between Master  Distributor
            and  the  Manufacturer   will  exist,  and  no  further   commission
            whatsoever are due to Master Distributor for any sales made by the Manufacturer to any other entity, whether Master Distributor dealt with the entity or not, after expiration or termination of this Agreement, except such amounts as have accrued and or due and owing to the Master Distributor for sales made in the Master Distributor's Service territory as of the date of termination.

      C.    Master Distributor agrees that it will:

                  1. Not act in any way that would give the impression that it has the power or authority to bind the Manufacturer in any respect whatsoever.

                  2. Not make any representation (oral or written) that varies from the specifications, operating instructions or representations given to Master Distributor or made by the manufacturer with respect to the Products, including warranties.

                  3. Maintain a place of business in the Service Territory and employ sufficient personnel to carry out Master Distributor's obligations under this Agreement.

                  4. Comply with all applicable United Kingdom and applicable international territory, federal, province, state and local laws, rules, regulations, ordinances, and orders in the solicitation of orders for the Products, and in its other activities.

                  5. Master Distributor shall ensure that each installer chosen by Master Distributor (and/or Master Distributor, if applicable) to install the Products carries a commercial general liability insurance policy, with a reputable insurance company, subject to Manufacturer's reasonable approval, that is compliant with and effective under the laws of the Territory (including any laws of any province, state or locality within the Territory), which policy shall insure against any and all liability due to improper installation. Such policy shall have a face amount of not less than $1,000,000.00. Master Distributor shall ensure that Manufacturer is named as an "additional insured" under the policy.

                  6. Send a progress report to the Manufacturer on each six-month anniversary of the contract indicating the condition and the progress of the Service Territory.

                  7. Acknowledge that the manufacturer has the right at any time to change the design of, discontinue, or limit the manufacture or provision of any of the Products, or, upon not less than thirty (30) days prior written notice to Master Distributor to change the price thereof or to withdraw from the market entirely.

                  8. Acknowledge that if the Master Distributor sells controlling interest of Master Distributorship (defined as 50.1% of the voting share capital or more), it must first be approved by the Manufacturer, and may be subject to immediate termination by Manufacturer in accordance with section 9.D.2 (above). Every year the Master Distributor shall inform the Manufacturer of any stockholder changes.

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                  9.    Not  file  any  (other)   trademark   applications,   or
                        otherwise seek intellectual property rights in or for, any other trademark or trade name of PFTI, and agrees that PFTI has the right to an injunction (as well as any other relief available) if this provision is violated.

                  10. Use Manufacturer's or its subsidiaries' or affiliates' trademarks "PURADYN"; "KEEP IT CLEAN") only in accordance with established guidelines and not use such trademarks in any manner that would convey the impression that Master Distributor is selling Products or acting on behalf of the Manufacturer.

                  11. Not use or disclose any Trade Secrets (information concerning Manufacturer's marketing and business plans, sales strategies, advertising programs, pricing, costs, customers, technology or manufacturing methods) and will make every effort to take reasonable precautions to prevent any such disclosure by its employees.

                  12. Appoint sub-representatives (agents, sub-Master Distributors or dealers) which meet all criteria of this agreement, but will receive Manufacturer's prior written approval for all sub-representatives which do not meet all criteria.

                  13. Not make any representations about the Product other than those contained in written information and data supplied by the Manufacturer and wilt be responsible for all representations.

                  14. Provide at its cost any language translations of all commercial communications, such as quotations, proposals, conditions, catalogues and other promotional materials, and will indemnify and hold harmless Manufacturer as a result of incorrect or incomplete translations.

                  15. Pay all expenses incurred by Master Distributor and its employees in the performance of its obligations under this agreement.

                  16. Promptly inform Manufacturer if it knows or suspects that customers or prospective customers intend to re-export Products outside the territory, and will not assist same without prior written permission from Manufacturer.

                  17.   Be  responsible  for  Product   installation,   customer
                        training and customer service, including but not limited to post-warranty service and/or repair.

                  18. Comply with all governmental requirements, statutes and laws, and will notify Manufacturer of any conflict between its national laws and any provision of this agreement.

                  19. Not directly or indirectly make any offer or promise to improperly influence an agent, government official, political party or candidate for office in order to
                        obtain  or  retain   business   or  gain   inappropriate
                        advantage.

                  20. Forward to manufacturer any complaint or grievance with respect to products immediately upon receiving the complaint.

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                  21.   Distribute  and sell Products in the  Territory  through
                        its own sales organization.

                  22. Use its best efforts to promote and increase sales of the Products in its Territory and protect Manufacturer's interests in the Territory.

                  23. Maintain an inventory of all Products adequate to meet the needs of the market in the Territory for a period of ninety (90) days.

                  24. Maintain a spare parts inventory sufficient to meet demand on a timely basis.

                  25. Not deface, alter, improve or otherwise make any changes to the product.

                  26. Properly train installers of the Product and participate in one or more training sessions given by the Manufacturer at its facilities (or off-site with all expenses incurred by Manufacturer repaid by Master Distributor) and will pay for all expenses incurred by the Master Distributor for this training.

                  27. The Master Distributor shall not manufacture and/or cause to be manufactured and/or purchase and/or distribute and/or sell and/or commercialize during the term of this Agreement, and for a period of ninety (90) days following termination or cancellation of this
                        Agreement products which in the judgment of the Manufacturer are similar in performance to or competitive with the Manufacturer's Products from any source other than the Manufacturer.

                  28. Manufacturer agrees during the term of the Agreement to permit the Master Distributor to use the Manufacturer's trademarks and trade names in the Master Distributor's sales program for the sole purpose of advertising and promoting the sale of the product. Master Distributor agrees not to use or cause the use of the Manufacturer's trademarks or trade names in any manner which shall directly or indirectly tend to lessen their value.

11.   Advertising and Marketing Allowances

      A. The Master Distributor will assume full responsibility for developing all promotional material including, but not limited to brochures, flyers, and advertisements. The Master Distributor agrees to dedicate a reasonable amount of gross purchases annually of the product to funding the development of these promotional materials. The Manufacturer agrees to provide any artwork not restricted by licensee to support Master Distributor's promotional material development.

      B. Any printed advertising and promotional material created by the Master Distributor referring to the Product shall be sent to the Manufacturer for approval prior to any use, and the Manufacturer may disapprove within ten (10) days by fax, the use of any material which, in the Manufacturer's opinion, misrepresents the Product or which might mislead Customers.

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          C.   Master Distributor agrees to conduct its promotion,  advertising, sales, pricing and business generally at all times in strict compliance with all applicable Master Distributor federal, state and local laws and regulations.

Master Distributor with a functioning website will be required to link that site with the Puradyn website (www.puradyn.com) within 30 days of signing the Master Distributor Agreement. Puradyn will link to Master Distributor's site within 10 days of signing Master Distributor Agreement. If the Master Distributor Agreement is terminated, the links must be removed within 5 days.

12.   Returns

Subject to PFTI headquarters approval, Master Distributor may return twice a year, for credit against future purchase of PFTI product, an amount of PFTI product (filter cases and units only) not to exceed 5% of the Master Distributors net purchases during the preceding six (6) months. Returns are subject to the following conditions:

      A.    Approval by PFTI headquarters.

      B.    Shipped pre-paid to PFTI.

      C. Product in salable condition, subject to PFTI inspection before acceptance, and subject to a 20% restocking charge.

      D. Credits for returns will be issued at the Master Distributor price in effect at the time the Product was purchased.

13.   Special Orders

Emergency  orders  [shipped  within 7 (seven) working days] are subject to a ten
(10) percent up charge.

14.   Product Liability and Limitation of Warranty

      A. Manufacturer's Responsibility. Manufacturer shall be responsible only for damages caused by manufacturing defects of the Products arising in the ordinary use of the Products. Manufacturer shall not be liable for damages caused directly or indirectly by Master Distributor or third parties as a result of the handling or storage of the Products (and Master Distributor shall indemnify Manufacturer and its shareholders, directors, officers, employees and agents, and their respective successors and assigns, from and against any damages, liabilities, claims, losses, suits, actions, costs and expenses to Manufacturer so caused), or of their inadequate or improper use. Manufacturer shall provide a limited warranty of one
            (1) year on the units, including heater (Exhibit 3.) An extended four-year warranty is available for puraDYN units. Please contact Puradyn Filter Technologies, Inc. for additional information.

      B. Limitation of Liability. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER EXPRESSED AND IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL THE MANUFACTURER BE SUBJECT TO ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR CONTINGENT DAMAGES WHATSOEVER WITH RESPECT TO CLAIMS MADE HEREUNDER OR BY ANY PURCHASER OR USER OF PRODUCTS.

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

      C. Product Liability and Limitation of Warranty. Master Distributor at its own cost and expense shall maintain a standard form of insurance insuring all goods and merchandise sold by the Manufacturer to the Master Distributor for all risks to their invoice value, while all the goods and merchandise are in the possession, care and custody, or control of the Master Distributor or in which Master Distributor may have an interest.

15.   Consequences of Termination.

      A. Cessation of Sales Activities. Upon termination of this Agreement for any reason whatsoever, Master Distributor shall cease the sale of the Products and use of the Trademarks in the Territory, including but not limited to any use of the Trademarks for advertising purposes, and make immediate payment to Manufacturer of any and all amounts due Manufacturer. Subject to Manufacturer's right of repurchase in paragraph 15.B below, upon termination of this Agreement. Master Distributor shall be authorized to sell its then-existing stock of the Products at normal prices and otherwise in accordance with the Agreement, during the three (3) months following the effective date of termination, and shall thereupon cease any use of the Trademarks. Any or all Orders not accepted by the Manufacturer on or before the date of termination shall, at the Manufacturer's sole option, be canceled. Master Distributor shall forthwith return, at its own cost and expense, to the Manufacturer all promotional sales information materials and literature, stationery, price lists, catalogues, photographs, letters and papers that shall have been furnished by the Manufacturer to Master Distributor during the term of this Agreement, it being understood that no copies of these foregoing materials may be retained by Master Distributor subsequent to the date of termination or expiration of this Agreement. Master Distributor shall provide to Manufacturer all documentation identifying the names, addresses, telephone numbers and contact individuals of customers of Master Distributor who bought Products or were solicited by Master Distributor. Master Distributor shall also remove and return to Manufacturer, or in the alternative remove and destroy, any and all signs designating Master Distributor as a Master Distributor for the Products, any and all signs which include any trademarks or trade names of Manufacturer and any and all signs which associate Master Distributor with Manufacturer.

      B. No Damages and Repurchase Option. Master Distributor acknowledges and expressly agrees that upon termination or expiration of this Agreement for any reason whatsoever, the Manufacturer shall not be liable to Master Distributor and Master Distributor hereby waives any claims for compensation or damages of any kind or character whatsoever, whether on account of the loss by Master Distributor of present or prospective compensation or anticipated compensation, or of expenditures, investments or commitments made either in connection therewith or in connection with the establishment, development or maintenance of establishment, development or maintenance of Master Distributor's business. The Manufacturer shall have no obligation to repurchase or to credit the Master Distributor for its inventory of the Products at the time of termination of this Agreement. The Manufacturer may, at its sole option, repurchase from the Master Distributor, either (i) at Manufacturer's then current list prices or at the net prices paid by the Master Distributor, whichever is lower, and less any and all restocking and freight charges relating thereto, or (ii) by giving Master Distributor a credit on its account(s) with Manufacturer (valued as in (i) above), at Manufacturer's sole discretion, any or all of the inventory of Products originally purchased by the Master Distributor from the Manufacturer and in new and marketable condition. Any restocking charge shall not exceed twenty (20) percent of the repurchase price.

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

16.   Indemnification.

      A. By Master Distributor. The Master Distributor agrees to indemnify and hold harmless Manufacturer and its shareholders, officers, directors, employees and agents, and their respective successors and assigns, from and against all damages, liabilities, claims, losses, suits, actions, costs and expenses of whatever form or nature, including legal/attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions of the Master Distributor or any of its directors, officers, employees or agents, including, but not limited to, (1) breach of any of the provisions of this Agreement, (2) negligence or other tortious conduct, (3) representations or statements not specifically authorized by Manufacturer herein or otherwise in writing or (4) violation by the Master Distributor (or any of its owners, Directors, Officers, employees or agents) of any applicable law, regulation, or order in the Territory or of the United States.

      B. By Manufacturer. Manufacturer agrees to indemnify and hold harmless the Master Distributor and its owners, officers, directors, employees and agents, and their respective successors and assigns, from and against all damages, liabilities, claims, losses, suits, actions, costs and expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any (1) breach of any of the provisions of this Agreement by Manufacturer or (2) negligence or other tortious conduct of Manufacturer.

17.   Other Provisions

      A. Force Majeure. If the performance of this Agreement or of any obligation hereunder is prevented by reason of any cause beyond the reasonable control of the affected party, which reasons shall include but not be limited to fire, floods, acts of G-d, civil revolution or disturbance, strikes, lockouts, epidemics or governmental measures, the party so affected, upon prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such cause(s) of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause(s) is/are removed. In the event that either party is prevented from performing its obligations hereunder by reason of force majeure for a continuous period of more than thirty days, then either party may forthwith terminate this Agreement.

      B. Assignment. This Agreement may not be assigned by either party except with the prior written consent of the other party, with the exception that:

                  1. Master Distributor shall not assign, delegate or otherwise transfer its rights under this Agreement. Notwithstanding such assignment, Master Distributor may retain or utilize agents or sub-Master Distributors in the sale of Products, without the prior written consent of Manufacturer; and

                  2. Manufacturer may assign this Agreement in connection with the sale of its business, whether such sale takes the form of a sale of assets, a sale of capital stock, a merger, or otherwise.

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

      Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns.

      C. Independent Contractors. This Agreement is not an employment contract nor joint venture or partnership agreement between Manufacturer and Master Distributor. The relationship between the parties is that of vendor and purchaser and not principal and agent and, accordingly, any purchase of or sale of Products by Master Distributor or any agreement or commitment made by Master Distributor to any person, firm or corporation with respect hereto is made by Master Distributor for its own account as principal. Master Distributor is an independent contractor purchasing Products for its own account and is not obliged to account to Manufacturer for any profits earned by it on sales. Master Distributor shall have no right or authority to execute any agreement or give any warranty or statement in the name of or on behalf of Manufacturer.

      D. Notices. Any notices required or authorized to be given hereunder, except for routine and typical shipment of documentation shall be in writing, in English, and shall be delivered by DHL or Federal Express to the following respective addresses or to such other addresses as the parties may hereinafter communicate to each other in writing. Such notice shall be deemed given three (3) days from the day delivered to DHL or Federal Express:

               To Manufacturer:               Puradyn Filter Technologies Incorporated
                                              2017 High Ridge Road
                                              Boynton Beach, Florida 33426
                                              Attn: Alan J. Sandler

               To Master Distributor and/or
               any of its Officers or
               Principals:

               With a copy to:                ________________________________________

                                              ________________________________________

                                              ________________________________________

      Notwithstanding, nothing contained herein shall justify or excuse either party's failure to give oral notice for purposes of informing the other party of circumstances or events that require prompt notification, but such oral notice shall not satisfy the requirements of written notice.

      E. Entire Agreement; Amendments. This Agreement including the Exhibits hereto incorporates the entire understanding of the parties in respect of its subject matter, and supersedes any and all agreements, contracts, undertakings or arrangements, written or oral, that might have existed heretofore between the parties regarding the subject matter hereof except any outstanding accounts receivable owed to Manufacturer shall remain due and payable in accordance with their terms. This Agreement may not be amended except by means of a written instrument signed by both parties.

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

      F. Waivers. Any waiver by either party of any provision of this Agreement or breach hereof shall not constitute a waiver of that provision or that breach on any future occasion or of any other provision or breach of this Agreement. Neither failure nor delay on the part of a party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any singular or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No understanding or course of dealing between the parties shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any breach.

      G. Severability. In case any provision of this Agreement is held to be prohibited by or invalid or unenforceable under applicable law by a court of competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions hereof. The parties agree to substitute any such prohibited or invalid provision by another which shall lead to the economic result nearest to the one which would have resulted under the provision held invalid or prohibited.

      H. Governing Law. To the extent permitted by the law of the Territory, the validity, interpretation and enforcement of this Agreement and all other instruments and documents executed in connection with this transaction shall be governed by Florida law without regard to conflicts of laws provisions. The parties agree that, to the extent permitted by the law of the Territory, the exclusive venue for any action brought under paragraph 17.K shall be Palm Beach County, Florida, and the parties hereby attorn to the courts of the State of Florida for such purpose. To the extent permitted by the law of the Territory, the parties waive any other jurisdiction which may correspond to them.

      I. Interpretation and Rules of Construction. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties acknowledge and agree that each party has reviewed this Agreement with their respective counsels and that any rule of construction resolving ambiguities against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Exhibit or schedule hereto. Whenever the context shall require, all words herein in any gender shall be deemed to include the other gender(s), all singular words shall include the plural, and all plural words shall include the singular. This Agreement is executed in English but may be translated to the language of the Territory and both versions shall have the same legal effect. However, if permitted by the laws of the Territory, in case of any discrepancy between the texts, the English version shall govern.

      J. Arbitration. In the event that the parties fail to resolve their dispute through the process of mediation then the suit shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The language of arbitration shall be English. The arbitration shall take place in Palm Beach County, Florida, USA. The time limit within which the Arbitral Tribunal must render its final award shall be four (4) months from the date of the initial Request for Arbitration. The parties hereby agree to maintain as confidential the existence of the arbitration and the disclosures made during the proceedings. This confidentiality agreement shall survive this Agreement, but in no manner shall this provision render the enforcement of the arbitral award by any judicial branch or court of law, a breach hereunder.

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

      K. Enforcement Of Restrictive Covenants. In the event that Manufacturer seeks to enforce any of the covenants contained in paragraphs 10.C.11 and 10.C.27, the parties agree that Manufacturer may seek a preliminary injunction in the courts of Florida or of the United States for the Southern District of Florida, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts. Each party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

      L.    Judgment Currency

            1. If a judgment or order is rendered by any arbitration panel, court or tribunal for the payment of any amounts owing to Manufacturer under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages and such judgment or order is expressed in a currency (the "Judgment Currency") other than United States dollars, Master Distributor shall indemnify and hold harmless Manufacturer against any deficiency in terms of United States dollars in the amounts received by Manufacturer arising or resulting from any variation as between (i) the rate of exchange at which United States dollars are converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the rate of exchange at which Manufacturer is able to purchase the United States dollars with the amount of the Judgment Currency actually received by Manufacturer.

            2. The above indemnity constitutes a separate and independent obligation of the Master Distributor from its other obligations hereunder and applies irrespective of any indulgence granted by the Manufacturer. No proof of evidence of any actual loss shall be required by Manufacturer.

            3. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

            4. The obligation of Master Distributor in respect of any sum due from it to Manufacturer under this Agreement shall, notwithstanding any judgment in a currency other than United States dollars or otherwise, be discharged only to the extent that on the business day following receipt by Manufacturer of any sum adjudged to be so due in such other currency Manufacturer may in accordance with normal business procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to Manufacturer in United States dollars, Master Distributor agrees, to immediately indemnify Manufacturer against such loss with interest at the highest rate allowable by law until such payment is made, and if the United States dollars so purchased exceed the sum originally due to Manufacturer in United States dollars, Manufacturer agrees to immediately remit to Master Distributor such excess.

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

      M. Brokerage. The parties each hereby represent and warrant to the other that here is no party entitled to any broker's or finder's fee or commission in connection with this Agreement or the transaction contemplated hereby, and each party indemnifies the other and holds such other party harmless from and against any and all claims for any broker's or finder's fee or commission arising out of or based on any act of the indemnifying party.

      N. Specific Performance; Cumulative Remedies. The parties hereby agree that it is impossible to measure in money the damages which will accrue by reason of failure of a party to perform any of its obligations under this Agreement. Therefore, if any party hereto, its heirs, personal representatives, administrators, successors or assigns shall institute any action or proceeding to enforce the terms of this Agreement, the party against whom the action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and all parties agree that the right of specific performance and/or injunctive relief shall apply to the enforcement of all provisions set forth in this Agreement. The right of specific performance and/or injunctive relief shall be cumulative to and not exclusive of any other rights or remedies of the party instituting suit.

      O. Counterparts. This Agreement may be executed by telefacsimile and in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

      P. Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties and affiliates or subsidiaries referred to herein, their subsidiaries and their heirs, personal representatives, successors, administrators or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in their being deemed a third party beneficiary of this Agreement.

      Q. Attorneys' Fees. In the event a suit or proceeding is brought by a party to this Agreement to enforce its provisions, or to seek remedy for any breach hereof, the prevailing party shall be entitled to receive its reasonable attorneys' fees and disbursements incurred in connection with such suit or proceeding, including fees and expenses incurred in any appellate proceedings.

      R. Expenses. Except as specifically provided herein, each party to this Agreement shall pay its own expenses incident to this Agreement and the transactions contemplated hereby.

      S. Time. Time is of the essence as to the terms and provisions of this Agreement.

      T.    General  Provision.   This  Agreement   specifically   excludes  the
            provisions of the UN Convention on Contracts for the International Sale of Goods.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

      For Puradyn Filter Technologies Incorporated

Alan J. Sandler                         /s/ Alan J. Sandler
-------------------------------------   ------------------------------
Name (Print)                            Name (Sign)

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

Vice Pres./CAO                          561 547 9499
-------------------------------------   ------------------------------
Title                                   Phone

2017 High Ridge Road
Boynton Beach, Florida 33426
-------------------------------------
Address

For Filter Solutions Ltd

Tom Hamilton                            /s/ Tom Hamilton
-------------------------------------   -------------------------------
Name (Print)                            Name (Sign)

Principal DIRECTOR
-------------------------------------
Title

33A Kingfisher Court, Hambridge Road, Newbury RG14 5SJ United Kingdom
---------------------------------------------------------------------
Address

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

                                                                       EXHIBIT 1

                                  Sales Budget

      Master Distributor shall purchase from Manufacturer and sell to Customers in the Territory the following approximate amounts of Products:

During the period from March 1 through December 31, 2008: US$600,000 cumulative, with a quarterly purchase of US$200,000.

During the period from January 1 through December 31, 2009: US$920,000 cumulative, with a quarterly purchase of US$230,000.

During the period from January 1 through December 31, 2010: US$1,058,000 cumulative, with a quarterly purchase of US$264,500.

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


                                                                       EXHIBIT 3

                    Puradyn Filter Technologies Incorporated
                                PRODUCT WARRANTY
                     puraDYN(R) Bypass Oil Filtration System

The puraDYN bypass oil filtration system is warranted to the original customer to be free from defects in material and workmanship for a period of live (5) years from the date of installation, with the exception of the heating element which is warranted for one (1) year from the date of purchase, providing the puraDYN is properly installed without any modifications or alterations pursuant to the Puradyn Filter Technologies Incorporated, ("PFTI") installation manual. PFTI products are eligible for this warranty only if registered with PFTI. Submission of the PFTI warranty registration is required upon installation.

The puraDYN, including any defective part therein, must be returned to an authorized sales representative, dealer, distributor, or to PFTI, within the material and workmanship warranty period. The sales representative, dealer, distributor or PFTI will then execute the warranty procedures on the owner's behalf. PFTI's responsibility in respect to warranty claims is limited to providing the required repairs or replacements to the product itself, and no claim of breach of warranty shall be cause for cancellation or rescission of the contract of sale of any PFTI products. Proof of purchase will be required to substantiate any warranty claim.

PFTI shall repair the damage to any engine caused directly and solely during said warranty period by the puraDYN provided that 1) the puraDYN is properly installed and maintained in accordance with the prescribed installation guidelines and service intervals contained in the PFTI installation manual; 2) the puraDYN is installed and maintained on an engine which is in normal running and mechanical condition at the time of installation and which continues to be properly maintained in accordance with the engine manufacturer's recommended service intervals (other than recommended oil changes); 3) the puraDYN is installed on an engine in which the replacement engine oil meets or exceeds the engine manufacturer's recommended grade of engine oil; 4) the proper puraDYN filter elements and the engine's standard full-flow filter elements are installed, used and replaced in accordance with the PFTI installation manual; and 5) the oil analyses are performed by a qualified laboratory at the same intervals you change the puraDYN filter element, but at least once a year.

Additionally, within five calendar days following the discovery of such damage, the customer must give written notice to Puradyn Filter Technologies Incorporated, 2017 High Ridge Road, Boynton Beach, Florida 33426, and allow a service representative of PFTI to (a) examine the damaged engine on which the puraDYN is installed; (b) examine the oil inside said damaged engine at the time such damage is discovered; (c) examine the required periodic oil analysis reports; and (d) examine the installation of the puraDYN at the time damage is discovered in order to permit PFTI to determine the extent of damage and whether it was caused solely and directly by the puraDYN In the event that without prior consultation with PFTI, repair work or any other change to the damage is executed, the right to warranty is invalidated and PFTI is not bound to pay any compensation for damage. For other claims, including bodily injury based on the deficiency of the puraDYN filter, the legal stipulations apply.

This warranty does not cover any economic loss, including without limitation, communication expenses, towing mechanic's travel time and/or mileage, meals, lodging, loss of use of the engine or equipment, loss of time, inconvenience, cargo damage, overtime or any other cost or expense resulting from a defect covered by this warranty. Repairs due to an accident, misuse, alteration, misapplication, storage damage, negligence, modification exceeding puraDYN specifications, or improper installation are not covered by this warranty. The above-mentioned warranty and PFTI's liability will never extend beyond (the consequence of) defects in the puraDYN systems themselves. Damage caused by other means or by third parties, such as errors during installation or by incorrect mounting of pieces of hoses, is not covered, either by this warranty or by product liability.

This Warranty expires if and when.

      a. The puraDYN systems are handled without due care or in contradiction with the instructions for use, of if used for purposes other than its appropriate purpose.

      b. Cartridges other than the original puraDYN filter elements have been applied.

      c. The defect and/or damage is a result of a natural disaster, accident, misuse, incorrect use or any other outside cause for which PFTI is not liable.

PFTI  reserves  the right to change or  improve  the  design of any PFT  product
without   assuming  any  obligation  to  modify  any  PFTI  product   previously
manufactured.

EXCEPT AS STATED ABOVE, PFTI SHALL NOT BE LIABLE IN CONTRACT, TORT, STRICT LIABILITY OR NEGLIGENCE FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR BREACH OF ANY WRITTEN OR IMPLIED WARRANTY. PFTI NEITHER ASSUMES OPR AUTHORIZED ANY OTHER PERSON TO ASSUME FOR PFTI ANY OTHER LIABILITY IN CONNECTION WITH THE SALE OF THE PRODUCT. EXCEPT FOR THE EXPRESS WARRANTY STATED ABOVE AND ANY WARRANTY IMPLIED BY LAW, THERE ARE NOT WARRANTIES EXPRESSED OR IMPLIED.

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INITIALS [ILLEGIBLE] PURADYN             INITIALS [ILLEGIBLE] MASTER DISTRIBUTOR

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  2017 High Ridge Road, Boynton Beach, FL 33426 (TF) 1 866 PURADYN (787 2396)
              * (T) 561 547 9499 * (F) 561 547 8629 www.puradyn.com